SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 2, 2006
Cousins Properties Incorporated
(Exact name of registrant as specified in its charter)
Georgia
(State or other jurisdiction of incorporation)
0-3576
(Commission File Number)
58-0869052
(IRS Employer Identification Number)
2500 Windy Ridge Parkway, Atlanta, Georgia 30339-5683
(Address of principal executive offices)
Registrant’s telephone number, including area code: (770) 955-2200
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Sale of Frost Bank Tower and Purchase of 191 Peachtree Tower partnership interest
     On August 2, 2006, Cousins Properties Texas LP, an affiliate of Cousins Properties Incorporated (the “Company”), entered into an agreement with TX-Frost Tower Limited Partnership, an affiliate of Equity Office Properties Trust, to sell Frost Bank Tower, a 531,000 square foot office building in Austin, Texas. The sales price is approximately $188 million, before adjustment for broker’s fees, transfer taxes and other customary closing costs. The Company anticipates that it will retain property management of Frost Bank Tower subsequent to closing of the sale.
     CPI 191 LLC, an affiliate of the Company, also entered into an agreement with GA-191 Peachtree, L.L.C., an affiliate of Equity Office Properties Trust, to purchase GA-191 Peachtree, L.L.C.’s interest in the partnership which owns 191 Peachtree Tower, a 1.2 million square foot building in downtown Atlanta, Georgia, for approximately $153 million, before adjustment for transfer taxes and other customary closing costs.
     Each agreement provides for due diligence periods which expire August 22, 2006, with expected closings for both on September 12, 2006, with an option to extend the closings to September 19, 2006. The agreements contain customary representations and warranties and are subject to customary closing conditions. In addition, each agreement is contingent on the successful completion of the other. There can be no assurance that the conditions will be satisfied and either transaction consummated.
Extension of Due Diligence Period for Bank of America Plaza
     On July 17, 2006, CSC Associates, L.P., a partnership in which the Company is a 50% partner, entered into an agreement to sell Bank of America Plaza. The Company filed a Current Report on Form 8-K on July 21, 2006 disclosing this agreement.
     On August 3, 2006, the parties entered into an amendment to extend the due diligence period related to the Bank of America Plaza sale to August 11, 2006.
     Certain matters discussed in this report are forward-looking statements within the meaning of the federal securities laws and are subject to uncertainties and risks, including, but not limited to, statements regarding the entry into purchase and sales agreements, the satisfaction of certain conditions to the agreements, the expected closing dates of such transactions and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission, including the Company’s Report on Form 10-K for the year ended December 31, 2005. The words “believes,” “expects,” “anticipates,” “estimates,” “would” and similar expressions are intended to identify forward-looking statements. Although the Company believes that its plans, intentions and expectations reflected in any forward-looking statement are reasonable, the Company can give no assurance that these plans, intentions or expectations will be achieved. Such forward-looking statements are based on current expectations and speak as of the date of such statements. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: August 8, 2006

COUSINS PROPERTIES INCORPORATED
By:	/s/ Robert M. Jackson
Robert M. Jackson
Senior Vice President, General Counsel and Corporate Secretary